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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



                                   June 23, 2000
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                          TERAGLOBAL COMMUNICATIONS CORP.
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             (Exact name of registrant as specified in its charter)



            DELAWARE                   0-25115                  33-0827963
 -------------------------------     ------------           -------------------
 (State or other jurisdiction of     (Commission              (IRS Employer
         incorporation)              File Number)           Identification No.)



                       9171 Towne Centre Drive, 6th Floor
                           San Diego, California 92122
                    ----------------------------------------
                    (Address of principal executive offices)



                                 (858) 404-5500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

TeraGlobal Communications Corp. has completed a private placement raising approximately $7.3 million through the sale of 2,665,079 shares of Common Stock and 1,332,540 Common Stock Purchase Warrants to institutional investors in Europe as described in the press release attached as an exhibit to this report. The Common Stock Purchase Warrants grant the holders the right to acquire shares of Common Stock at $4.00 per share for a period of 18 months and are redeemable if the Common Stock trades above $7.00 per share for 20 consecutive trading days.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TERAGLOBAL COMMUNICATIONS CORP.



Dated:  June 23, 2000                  By: /s/ DAVID FANN
                                           ----------------------------
                                           David Fann
                                           Chief Executive Officer


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